     As filed with the Securities and Exchange Commission on May 29, 2001
                                                              Reg. No. 333-59922
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   -----------------------------------------
                         Post-Effective Amendment No.1
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      -----------------------------------
                       IMAGING TECHNOLOGIES CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                                33-0021693
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

                            15175 Innovation Drive
                          San Diego, California 92128
                                (858) 613-1300
                   (Address of principal executive offices)

                ------------------------------------------------

                      ADVISORY AND CONSULTING AGREEMENTS
                             (Full title of plan)

                       --------------------------------

                                  Brian Bonar
                                   President
                            15175 Innovation Drive
                              San Diego, CA 92128
                    (Name and address of agent for service)
                                (858) 613-1300
         (Telephone number, including area code of agent for service)

                                   Copy to:
                             Owen Naccarato, Esq.
                          19600 Fairchild, Suite 260
                               Irvine, CA 92612
                                (949) 300-2487

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
Title of                           Proposed maximum  Proposed maximum
securities          Amount to be   offering price    Aggregate offering  Amount of
to be registered    Registered     per share (1)     Price               Registration fee (2)
---------------------------------------------------------------------------------------------
Common Stock         10,700,000          .06             $642,000             $160.50
($.005 par value)
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, 8,700,000 options for consultants based upon the exercise price at $.06 per share.
(2) Previously paid $75.00

                            INTRODUCTORY STATEMENT

     This Amended Registration Statement relates to shares of Imaging Technologies Corporation (the "Common Shares") issuable pursuant to certain advisory and consulting agreements which were previously reported in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 5, 2001, file number 333-59922. This Amended Registration Statement is being filed to amend one consulting agreement. The total number of Common Shares issuable increase by 5,700,000.

                                    PART II

          INFORMATION REQUIRED IN THE AMENDED REGISTRATION STATEMENT


     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by Imaging Technologies Corporation, with the Securities and Exchange Commission on May 5, 2001, file number 333-59922 are incorporated herein by reference and made a part hereof

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

Item 8. Exhibits

                               INDEX TO EXHIBITS

       Exhibit
       NO.                          Description
       ---                          -----------

        4.1        Advisory and Consulting Agreement, as amended

        5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

        23.1       Consent of Independent Public Accountants.

        23.2       Consent of Counsel (included as part of Exhibit 5.1)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on May 29, 2001.

                               Imaging Technologies Corporation




                               By /s/ Brian Bonar
                               -------------------------------------------
                               Brian Bonar, President & Chief Executive
                               Officer


     Pursuant to the requirements of the Securities Act of 1933, and pursuant to the power of attorney granted the undersigned in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 5, 2001, file number 333-59922, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                 Date
-----------------       ----------------------                ----

/s/Brian Bonar          Chairman of the Board of Directors    May 29, 2001
-----------------       and Chief Executive Officer
Brian Bonar

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